UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

October 13, 2003

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer Identification Number)

14000 SAN BERNARDINO AVENUE FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

ITEM 12 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In its press release dated October 13, 2003, the Registrant used a non-GAAP financial measure in the form of EBITDA.

EBITDA, as adjusted represents income (loss) before income taxes, gain/loss on sale of fixed assets, plus net interest expenses, depreciation and amortization. EBITDA as adjusted is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA, as adjusted is included because we believe that investors find it a useful tool for measuring our ability to service our debt. EBITDA, as adjusted is not necessarily comparable to similarly titled measures reported by other companies.

EBITDA is reconciled to cash flows provided by operating activities the most comparable measure under generally accepted accounting principles as follows:

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Net cash provided by (used in):

Operating activities	$10,708	$(6,308)	$44,383	$56,097
Interest expense, net	3,220	3,459	9,924	10,596
Provision for income taxes	(2,956)	7,975	386	16,559
Changes in other operating assets and liabilities	(6,493)	24,386	(20,446)	(8,745)
Other Net	(1,126)	127	(785)	(1,203)

EDITDA	$3,353	$29,639	$33,462	$73,304

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 13, 2003		CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/s/ VICENTE B. WRIGHT
Vicente B. Wright,
Chief Executive Officer and President

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Registrant dated October 13, 2003

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